Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Fresh Vine Wine, Inc. (the “Company”) of our report dated March 8, 2024, relating to the 2023 financial statements of Fresh Vine Wine, Inc. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

May 28, 2024